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                                                                      Exhibit 24


                  POWER OF ATTORNEY: FEDERAL SECURITIES LAWS
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                    MASSMUTUAL SEPARATE INVESTMENT ACCOUNTS
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The Undersigned, Joseph M. Zubretsky, Executive Vice President and Chief
Financial Officer of Massachusetts Mutual Life Insurance Company ("MassMutual"), does hereby constitute and appoint Lawrence V. Burkett, Jr., Thomas F. English, Richard M. Howe, Stephen R. Bosworth, and Michael Berenson, and each of them individually, as his true and lawful attorneys and agents.

Such attorneys and agents shall have full power of substitution and to take any and all action and execute any and all instruments on the Undersigned's behalf as Executive Vice President and Chief Financial Officer of MassMutual that said attorneys and agents may deem necessary or advisable to enable MassMutual to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (collectively, the "Acts"), and any rules, regulations, orders or other requirements of the Securities and Exchange Commission (the "Commission") thereunder. This Power of Attorney authorizes such attorneys and agents to sign the Undersigned's name on his behalf as Executive Vice President and Chief Financial Officer of MassMutual to any and all registration statements and/or amendments thereto, reports, instruments or documents filed or to be filed with the Commission under the Acts. Without limiting the scope of this Power of Attorney, it shall apply to filings by or on behalf of MassMutual separate investment accounts currently in existence or established in the future, including but not limited to those listed below.

          Massachusetts Mutual Variable Annuity Fund 1
          Massachusetts Mutual Variable Annuity Fund 2
          Massachusetts Mutual Variable Annuity Separate Account 1 Massachusetts Mutual Variable Annuity Separate Account 2 Massachusetts Mutual Variable Annuity Separate Account 3 Massachusetts Mutual Variable Annuity Separate Account 4 Massachusetts Mutual Variable Life Separate Account I Massachusetts Mutual Variable Life Separate Account II Panorama Separate Account
          CML Variable Annuity Account A
          CML Variable Annuity Account B
          CML Accumulation Annuity Account E
          Connecticut Mutual Variable Life Separate Account I CML/OFFITBANK Separate Account

The Undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the Undersigned has set his hand this 1st day of August, 1997.



/s/ Joseph M. Zubretsky
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Joseph M. Zubretsky                      Witness
Executive Vice President and
Chief Financial Officer